UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


                         FORM 8-K

                   CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 24, 1998


                       Registrant; State of Incorporation; IRS Employer
COMMISSION FILE NUMBER ADDRESS; AND TELEPHONE NUMBER       IDENTIFICATION NO.

1-5532-99              PORTLAND GENERAL ELECTRIC COMPANY   93-0256820
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8000



        121 S.W. SALMON STREET, PORTLAND, OREGON            97204
        (Address of principal executive offices)         (zip code)

      Registrant's telephone number, including area code 503-464-8820
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ITEM 5.  OTHER EVENTS - LEGAL MATTERS

CITIZENS' UTILITY BOARD OF OREGON V. PUBLIC UTILITY COMMISSION OF OREGON and UTILITY REFORM PROJECT, COLLEEN O'NEILL AND LLOYD MARBET V. OREGON PUBLIC UTILITY COMMISSION, the Court of Appeals of the State of Oregon.

On June 24, 1998, the Court of Appeals of the State of Oregon ruled that the Oregon Public Utility Commission (OPUC) does not have the authority to allow Portland General Electric (PGE) to recover a rate of return on its undepreciated investment in the Trojan generating facility. The court upheld the OPUC's authorization of PGE's recovery of its investment in Trojan.

In April 1996, a circuit court judge in Marion County, Oregon ruled against the OPUC, contradicting a November 1994 ruling from the same court upholding the OPUC's authority. These decisions were appealed to the Court of Appeals.

The Company plans to file a petition for review with the Oregon Supreme Court. The Company does not know if the OPUC will also appeal. The Company cannot predict the outcome of the appeal. Additionally, due to uncertainties in the regulatory process, management cannot predict, with certainty, what ultimate rate making action the OPUC will take regarding PGE's recovery of a rate of return on its Trojan investment.

Management  believes that the ultimate outcome will not have a material adverse
impact on the  financial  condition  of  the  Company.   However, it may have a
material impact on the results of operations for a future reporting period.



                            Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                            Portland General Electric Company


June 26, 1998                      By          /S/ JOSEPH E. FELTZ
                                                       Joseph E. Feltz
                                                    Controller
                                         Chief Accounting Officer

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